As Filed with the Securities and Exchange Commission on February 14, 2000

                SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549

                _________________________________

                             FORM 8-K

                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):
                         February 8, 2000

                   BANK OF AMERICA CORPORATION
      (Exact name of registrant as specified in its charter)

                             Delaware
                     (State of Incorporation)

                              1-6523
                     (Commission File Number)

                            56-0906609
                (IRS Employer Identification No.)

                 Bank of America Corporate Center
                    Charlotte, North Carolina
             (Address of principal executive offices)

                              28255
                            (Zip Code)

                          (704) 386-5000
       Registrant's telephone number, including area code)


ITEM 5.  OTHER EVENTS.

    On February 8, 2000, a Committee appointed by the Board of
Directors of the Registrant approved the public offering of $1,000,000,000 of the Registrant's 7.80% Subordinated Notes, due 2010 (the "Notes") to various underwriters (the "Underwriters") and otherwise established the terms and conditions of the Notes and their sale. The resolutions of that Committee are included as Exhibit 99.1 hereto.

    Also on February 8, 2000, the Registrant entered into an underwriting agreement (the "Underwriting Agreement") with the Underwriters named therein. The terms of the offering and the Notes are described in the Registrant's Prospectus dated May 21, 1998 constituting a part of the Registration Statement (hereinafter described), as supplemented by a Prospectus Supplement dated February 8, 2000. The Underwriting Agreement is included as Exhibit 1.1 hereto.

    The Notes were issued pursuant to the Registrant's Registration Statement on Form S-3, Registration No. 333-51367 (the "Registration Statement"), on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, as amended. The Registration Statement registered up to $10,000,000,000 aggregate initial offering price of the Registrant's unsecured debt securities (either senior or subordinated), warrants, units and shares of its preferred stock and common stock.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (c)  Exhibits.

           The following exhibits are filed herewith:

      EXHIBIT NO.          DESCRIPTION OF EXHIBIT

          1.1      Underwriting Agreement dated February 8,
                   2000 with respect to the offering
                   of the Notes

          4.1      Form of Note


          5.1      Opinion of Smith Helms Mulliss & Moore,
                   L.L.P. regarding legality of the Notes

         99.1      Resolutions of a Committee of the Board
                   of Directors effective February 8, 2000
                   with respect to the terms of the
                   offering of the Notes

         99.2 News Release disseminated on February 8, 2000 regarding the sale of the Notes




                            SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BANK OF AMERICA CORPORATION
                                      /s/ TERESA M. BRENNER
                                   By: TERESA M. BRENNER
                                        Assistant General Counsel


Dated: February 14, 2000